Exhibit 99.1

Harris Corporation Reports Fiscal 2015 Fourth Quarter Results

MELBOURNE, Florida, August 7, 2015 — Harris Corporation (NYSE:HRS) reported fiscal 2015 fourth quarter results, which included results of Exelis Inc. following the May 29, 2015 acquisition closing date.

Revenue in the fourth quarter of fiscal 2015 was $1.53 billion, compared with $1.33 billion in the prior year. GAAP loss from continuing operations was $56 million, or $0.51 per diluted share. Non-GAAP income from continuing operations in the fourth quarter was $148 million, or $1.32 per diluted share, and excluded acquisition-related costs and charges for restructuring and other items. The net benefit from the Exelis acquisition to Harris non-GAAP income from continuing operations was $0.09 per diluted share. Prior year GAAP income from continuing operations was $138 million, or $1.28 per diluted share. A reconciliation of GAAP to non-GAAP financial measures is provided in the tables.

Orders in the fourth quarter were $1.53 billion compared with $1.09 billion in the prior year. Free cash flow (net cash provided by operating activities less capital expenditures) in the fourth quarter was $413 million compared with $334 million in the prior year.

“Fourth quarter results were solid, and the integration of Harris and Exelis is off to a good start,” said William M. Brown, chairman, president and chief executive officer. “We announced our reorganization into four market-focused segments for fiscal 2016 and we consolidated headquarters, combining the top talent from across both companies. We also announced our intention to close Exelis’ Ft. Wayne tactical radio facility and consolidate operations into our world-class Rochester facility. These initial integration steps mark good progress towards achieving the significant cost savings and improved competitive position this combination affords us.”

For full fiscal year 2015, revenue was $5.08 billion compared with $5.01 billion in the prior year. GAAP income from continuing operations was $334 million, or $3.11 per diluted share. Non-GAAP income from continuing operations was $551 million, or $5.14 per diluted share. In the prior year, GAAP income from continuing operations was $540 million, or $5.00 per diluted share. Fiscal 2015 free cash flow was $713 million.

RF Communications

RF Communications revenue in the fourth quarter was $505 million compared with $493 million in the prior year. Tactical Communications revenue was $366 million, increasing 5 percent, and Public Safety revenue was $139 million, decreasing 4 percent. Segment operating income was $157 million and non-GAAP operating income was $159 million, excluding restructuring charges. Operating income was $141 million in the prior year.

HARRIS CORPORATION

Orders for the segment totaled $530 million, including $402 million in Tactical Communications and $128 million in Public Safety. Book-to-bill for the segment was 1.05 for the fourth quarter and 0.93 for the fiscal year. Funded backlog was $488 million in Tactical Communications and $514 million in Public Safety.

Tactical radio orders included $74 million from an international customer for the next phase of a tactical communications modernization program, $55 million from Australia for technical and logistics support for the Joint Project 2072 Battlespace Communications program, $21 million from a country in Central Asia, $12 million from a country in the Middle East, and $36 million from the U.S. Marine Corps. Harris was also awarded a 10-year (5-year base, 5 option years) $3.9 billion ceiling, multi-award Indefinite Delivery Indefinite Quantity (IDIQ) contract from the U.S. Army for rifleman radios under the Joint Tactical Radio System (JTRS) Handheld, Manpack and Small-form Fit (HMS) program. Public Safety orders included $37 million from the New York Metropolitan Transportation Authority.

Government Communications Systems

Government Communications Systems revenue in the fourth quarter was $485 million compared with $480 million in the prior year. Higher revenue from the Foundation GEOINT Content Management program, the F-35 program, and Highband Networking Radios™ for the U.S. Army’s Warfighter Information Network – Tactical (WIN-T) Increment 2 program was partially offset by lower revenue from two classified programs and the U.S. Navy’s Commercial Broadband Satellite program. Segment operating income was $66 million compared with $69 million in the prior year.

Orders included $55 million from exactEarth for commercial hosted payloads, $38 million from the Foundation GEOINT Content Management program, and $45 million for the U.S. Army’s Modernization of Enterprise Terminals (MET) program under a previously awarded IDIQ contract with a ceiling value of $800 million. Harris was also awarded a 2-year, $29 million contract from the U.S. Navy for the Distributed Targeting System on the F/A-18 E/F and EA-18G platform and an 18-month, $24 million follow-on production contract for Small Tactical Terminals to provide situational awareness in mobile-ground and light-aircraft applications. Harris also was awarded contracts totaling $21 million from classified customers.

Integrated Network Solutions

Integrated Network Solutions revenue in the fourth quarter was $289 million, compared with $373 million in the prior year, a decrease of 23 percent primarily from the previously reported wind-down of two IT Services programs and continued market weakness. Segment operating loss was $21 million, and non-GAAP operating income was $16 million and excluded charges for restructuring and other items. Operating income was $33 million in the prior year.

HARRIS CORPORATION

During the quarter, CapRock received a $16 million follow-on order from a major oilfield services provider for extension of service and was awarded a 5-year, $37 million follow-on contract under the Future COMSATCOM Services Acquisition program. IT Services was awarded a 3-year, $16 million follow-on contract from the U.S. Naval Research Laboratory to provide mission-critical systems support.

The company also completed the sale of its commercial healthcare business on July 1, 2015.

Exelis

In the fourth quarter for approximately one month post-closing, Exelis contributed revenue of $280 million and operating income of $37 million. Orders were $250 million and free cash flow was $79 million.

Following the close of the quarter, Exelis was awarded a 5-year, $228 million ceiling IDIQ contract from the U.S. Navy for maritime mine countermeasures support and received a $97 million order from the U.S. Navy for AN/ALQ-214 jammer systems under the Integrated Defensive Electronic Countermeasures (IDECM) program.

Earnings Guidance

Initial guidance for fiscal 2016 for GAAP net income is a range of $5.25 to $5.45 per diluted share and for non-GAAP net income, excluding integration and other acquisition-related charges, is a range of $5.60 to $5.80 per diluted share. Initial revenue guidance for fiscal 2016 is a range of $7.67 to $7.83 billion.

Harris will host a conference call today, August 7, at 8:30 a.m. Eastern Time (ET) to discuss its fourth quarter fiscal 2015 financial results. The dial-in numbers for the teleconference are (877) 303-9481 (U.S.) and (760) 666-3582 (International), using participant code 96201666. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at www.harris.com/conference-call. A recording of the call will be available on the Harris website beginning at approximately 12 p.m. ET on August 7.

About Harris Corporation

Harris provides advanced, technology-based solutions that solve government and commercial customers’ mission-critical challenges. The company has approximately $8 billion of annual revenue and about 23,000 employees — including 9,000 engineers and scientists — supporting customers in more than 125 countries. Learn more at harris.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including income from continuing operations and income from continuing operations per diluted share for the fourth quarter of fiscal 2015 and for fiscal 2015, in each case excluding acquisition-related costs and charges for restructuring and other items; free cash flow for the fourth

HARRIS CORPORATION

quarter of fiscal 2015 and the fourth quarter of fiscal 2014 and for fiscal 2015 and for the Exelis segment for the June month of the fourth quarter of fiscal 2015, in each case excluding cash flow for capital expenditures; operating income for the RF Communications segment for the fourth quarter of fiscal 2015, excluding restructuring charges; operating income for the Integrated Network Solutions segment for the fourth quarter of fiscal 2015, excluding charges for restructuring and other items; and the guidance range for expected net income per diluted share for fiscal 2016, excluding integration and other acquisition-related charges. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Attachments: Financial statements (8 tables).

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings and revenue guidance for fiscal 2016; potential contract opportunities and awards; the potential value of contract awards; and other statements regarding outlook or that are not historical facts, including regarding our intention to close the Ft. Wayne tactical radio facility and consolidate operations into our world-class Rochester facility and regarding achieving the significant cost savings and improved competitive position the combination with Exelis affords us. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: the loss of the company’s relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company’s IT networks and systems or those the company operates for customers; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the continued effects of the general weakness in the global economy and U.S. Government’s budget deficits and national debt and sequestration; the company’s ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including the company’s ability to manage and integrate acquired businesses (including achieve estimated synergy savings and realize other expected benefits), the actual amount and timing of integration and other acquisition-related charges and potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company’s business generally; performance of the company’s subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company’s effective tax rate; increased indebtedness and potential downgrades in the company’s credit ratings; returns on defined benefit plans and changes in interest rates; changes in accounting estimates; natural disasters or other disruptions on the company’s operations; changes in the regulatory framework that applies to, or of satellite bandwidth constraints on, the company’s managed satellite and terrestrial communications solutions; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; the company’s ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care; and potential tax, indemnification and other liabilities and exposures related to Exelis’ spin-off of Vectrus, Inc. and Exelis’ spin-off from ITT Corporation. Further information relating to these and other factors that may impact the company’s results, future trends and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

HARRIS CORPORATION

# # #

Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com.

HARRIS CORPORATION

Table 1

HARRIS CORPORATION

FY ‘15 Fourth Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

	Quarter Ended		Fiscal Year Ended
	July 3, 2015	June 27, 2014	July 3, 2015	June 27, 2014
	(In millions, except per share amounts)
Revenue from product sales and services	$1,534.9	$1,329.4	$5,083.2	$5,012.0

Cost of product sales and services	(1,038.2)	(899.6)	(3,362.0)	(3,310.5)
Engineering, selling and administrative expenses	(405.1)	(203.9)	(1,008.6)	(819.6)
Non-operating income (loss)	(108.6)	(0.4)	(108.1)	4.3
Interest income	0.6	0.8	2.3	2.8
Interest expense	(50.4)	(23.0)	(129.9)	(93.6)

Income (loss) from continuing operations before income taxes	(66.8)	203.3	476.9	795.4
Income taxes	10.7	(65.7)	(142.8)	(256.2)

Income (loss) from continuing operations	(56.1)	137.6	334.1	539.2
Discontinued operations, net of income taxes	—	(6.4)	—	(5.0)

Net income (loss)	(56.1)	131.2	334.1	534.2
Noncontrolling interests, net of income taxes	(0.1)	0.2	—	0.6

Net income (loss) attributable to Harris Corporation	$(56.2)	$131.4	$334.1	$534.8

Net income (loss) per common share attributable to Harris Corporation common shareholders
Basic
Continuing operations	$(0.51)	$1.30	$3.15	$5.05
Discontinued operations	—	(0.07)	—	(0.05)

	$(0.51)	$1.23	$3.15	$5.00

Diluted
Continuing operations	$(0.51)	$1.28	$3.11	$5.00
Discontinued operations	—	(0.06)	—	(0.05)

	$(0.51)	$1.22	$3.11	$4.95

Cash dividends paid per common share	$0.47	$0.42	$1.88	$1.68

Basic weighted average common shares outstanding	110.3	105.7	105.7	106.1
Diluted weighted average common shares outstanding	110.3	107.0	106.8	107.3

Table 2

HARRIS CORPORATION

FY ‘15 Fourth Quarter Summary

BUSINESS SEGMENT INFORMATION

(Unaudited)

	Quarter Ended		Fiscal Year Ended
	July 3, 2015	June 27, 2014	July 3, 2015	June 27, 2014
	(In millions)
Revenue
RF Communications	$504.7	$493.2	$1,774.8	$1,828.0
Government Communications Systems	484.7	480.0	1,854.8	1,801.2
Integrated Network Solutions	288.7	373.4	1,252.8	1,462.9
Exelis	279.7	—	279.7	—
Corporate eliminations	(22.9)	(17.2)	(78.9)	(80.1)

	$1,534.9	$1,329.4	$5,083.2	$5,012.0

Income (Loss) From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
RF Communications	$156.6	$140.5	$549.1	$561.5
Government Communications Systems	66.2	69.0	292.3	276.9
Integrated Network Solutions	(21.3)	32.6	42.1	116.4
Exelis	37.0	—	37.0	—
Unallocated corporate expense	(145.0)	(12.8)	(199.0)	(60.2)
Corporate eliminations	(1.9)	(3.4)	(8.9)	(12.7)
Non-operating income (loss)	(108.6)	(0.4)	(108.1)	4.3
Net interest expense	(49.8)	(22.2)	(127.6)	(90.8)

	$(66.8)	$203.3	$476.9	$795.4

Table 3

HARRIS CORPORATION

FY ‘15 Fourth Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Fiscal Year Ended
	July 3, 2015	June 27, 2014
	(In millions)
Operating Activities
Net income	$334.1	$534.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	244.3	204.3
Share-based compensation	37.2	35.4
Gain on sale of business	(9.3)	—
Impairment of assets	46.1	—
Loss on prepayment of long-term debt	118.2	—
(Increase) decrease in:
Accounts receivable	7.8	115.8
Inventories	(5.0)	50.1
Increase (decrease) in:
Accounts payable and accrued expenses	34.5	(50.0)
Advance payments and unearned income	(48.1)	(42.0)
Other	94.2	1.4

Net cash provided by operating activities	854.0	849.2

Investing Activities
Net cash paid for acquired businesses	(3,186.1)	—
Cash paid for intangible assets	—	(3.3)
Additions of property, plant and equipment	(148.4)	(209.3)
Proceeds from sale of property, plant and equipment	7.0	8.0
Proceeds from sale of business	43.0	—
Proceeds from sale of discontinued operations	—	42.0

Net cash used in investing activities	(3,284.5)	(162.6)

Financing Activities
Proceeds from borrowings, net of issuance costs	3,683.2	34.2
Repayments of borrowings	(954.1)	(133.9)
Proceeds from exercises of employee stock options	46.6	141.3
Repurchases of common stock	(165.6)	(309.4)
Cash dividends	(197.9)	(180.3)
Other financing activities	(39.3)	—

Net cash provided by (used in) financing activities	2,372.9	(448.1)

Effect of exchange rate changes on cash and cash equivalents	(22.3)	1.5

Net increase (decrease) in cash and cash equivalents	(79.9)	240.0
Cash and cash equivalents, beginning of year	561.0	321.0

Cash and cash equivalents, end of year	$481.1	$561.0

Table 4

HARRIS CORPORATION

FY ‘15 Fourth Quarter Summary

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	July 3, 2015	June 27, 2014
	(In millions)
Assets
Cash and cash equivalents	$481.1	$561.0
Receivables	1,139.4	566.1
Inventories	1,044.0	618.7
Property, plant and equipment	1,165.1	728.1
Goodwill	6,348.0	1,711.2
Intangible assets	1,775.2	257.5
Other assets	1,176.1	476.7

	$13,128.9	$4,919.3

Liabilities and Equity
Accounts payable	581.2	324.3
Compensation and benefits	512.2	212.8
Advance payments and unearned income	433.1	265.9
Defined benefit plans (A)	1,943.4	32.9
Debt, net (A)	5,216.1	1,623.6
Other liabilities	1,040.9	634.4
Equity	3,402.0	1,825.4

	$13,128.9	$4,919.3

(A)	Certain prior-year amounts have been reclassified to conform to current-year classifications.

HARRIS CORPORATION

FY ‘15 Fourth Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income (loss) from continuing operations attributable to Harris Corporation, income (loss) from continuing operations per diluted common share attributable to Harris Corporation common shareholders, segment operating income (loss) and net cash provided by operating activities, adjusted to exclude certain costs, charges, expenses and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5

HARRIS CORPORATION

FY ‘15 Fourth Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Income (Loss) from Continuing Operations Attributable to Harris Corporation and Income (Loss)

from Continuing Operations per Diluted Common Share Attributable to Harris Corporation Common Shareholders

(Unaudited)

	Quarter Ended July 3, 2015		Fiscal Year Ended July 3, 2015
	As Reported	Diluted EPS	As Reported	Diluted EPS
	(In millions, except per share amounts)
GAAP income (loss) from continuing operations attributable to Harris Corporation and related diluted earnings per share	$(56.2)	$(0.51)	$334.1	$3.11
Non-GAAP adjustments:
Costs related to our acquisition of Exelis Inc. (A)	262.7		281.5
Charges for restructuring and other items	31.7		31.7

Total pre-tax adjustments	294.4		313.2
Income taxes on above adjustments	(90.1)		(95.9)

Total adjustments after-tax	204.3	1.83	217.3	2.03

Non-GAAP income from continuing operations attributable to Harris Corporation and related diluted earnings per share	$148.1	$1.32	$551.4	$5.14

(A)	Adjustment includes transaction, financing, integration and other costs.

Table 6

HARRIS CORPORATION

FY ‘15 Fourth Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Free Cash Flow

(Unaudited)

	Quarter Ended		Fiscal Year Ended July 3, 2015
	July 3, 2015	June 27, 2014
	(In millions)
Harris Corporation
Net cash provided by operating activities	$458.8	$395.2	$854.0
Less net capital expenditures (A)	(46.1)	(61.6)	(141.4)

Free cash flow	$412.7	$333.6	$712.6

Exelis
Net cash provided by operating activities	$82.8	$—	$82.8
Less capital expenditures	(4.0)	—	(4.0)

Free cash flow	$78.8	$—	$78.8

(A)	Reflects additions of property, plant and equipment, net of proceeds from the sale of property, plant and equipment.

Table 7

HARRIS CORPORATION

FY ‘15 Fourth Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Segment Operating Income

(Unaudited)

	Quarter Ended July 3, 2015
	As Reported	Adjustment	Non-GAAP
		(In millions)
Segment Operating Income (Loss)
RF Communications (A)	$156.6	$2.8	$159.4
Integrated Network Solutions (B)	(21.3)	37.1	15.8

(A)	Adjustment for restructuring charges.
(B)	Adjustment for charges related to restructuring and other items.

Table 8

HARRIS CORPORATION

FY ‘15 Fourth Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of Guidance for FY ‘16 Net Income per Diluted Share Attributable to

Harris Corporation Common Shareholders to FY ‘16 Non-GAAP Net Income

per Diluted Share Attributable to Harris Corporation Common Shareholders

(Unaudited)

2016 (Guidance)
GAAP net income per diluted share attributable to Harris Corporation common shareholders	$5.25 to $5.45
Estimated integration and other Exelis Inc. acquisition-related charges	$.35

Non-GAAP net income per diluted share attributable to Harris Corporation common shareholders	$5.60 to $5.80